SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.  20549


                                FORM 8-K


             CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (date of earliest event reported): May 21, 1996
                        Commission File Number: 0-25386


                FRONTIER OIL EXPLORATION COMPANY
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                      87-0504461
     (State or other jurisdiction of   (IRS Employer
     incorporation or organization)   Identification No.)


        3006 HIGHLAND DRIVE
             SUITE 206
       SALT LAKE CITY, UTAH                     84106
     (Address of Principal Executive Offices) (Zip Code)


              Registrant's Telephone Number, including Area Code:
                        (801) 486-5555


                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)



                             ITEM 5.  OTHER EVENTS



     On May 21, 1996, FX Energy, the operating name of Frontier Oil Exploration Company (the "Company") entered into an agreement with the Polish Oil and Gas Company ("POGC") to undertake the joint study (the "Joint Study") of a 6.25 million acre area in the Carpathian Mountains of southeastern Poland (the "Area of Interest") in order to identify drillable hydrocarbon prospects. This agreement and the designation of the Area of Interest are the result of an earlier joint evaluation arrangement announced January 30, 1996.

     The Joint Study is to be conducted in three separate stages, expected to be completed within a year. In the first stage, the parties will define the most promising target area of approximately 1.35 million acres in the Carpathian Foredeep geologic province (the "Target Area"), based primarily on geochemistry and regional geophysics. During the second stage, the parties will conduct a detailed analysis of existing data contributed by POGC, supplemented by limited reprocessing, to assess the Target Area's hydrocarbon potential and to develop a geophysical model. During the final stage of the Joint Study, the parties will review the existing data and may acquire new data where necessary to generate drillable oil and gas prospects within the Target Area.

     The Company is obligated to pay all costs incurred by the Joint Study for technical research and analysis, including seismic data reprocessing, third party data purchase, and laboratory analysis. The parties estimate that these costs will be approximately $100,000. Each party will, at its own cost, contribute such technical personnel to participate in the study as the respective party deems appropriate to complete the goals of the Joint Study.

     By June 1, 1997, the parties plan to submit a joint application to the Bureau of Geological Concessions for an exploration license over designated portions of the Target Area. The Company and POGC will share equally in new concession rights that are obtained through this arrangement, except that if one party elects not to proceed with an application for an exploration license over a specific area, the other party may do so alone.


                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


    (a) Financial statements of businesses acquired.      Not applicable.

    (b) Pro forma financial information.     Not applicable.

    (c) Exhibits.  The following exhibit is included as part of this report:

                  SEC
 Exhibit       Reference
  Number         Number               Title of Document              Location


  10.01            10        Joint Study Agreement dated May       This
                              21, 1996, between FX Energy          Filing
                              (Frontier Oil Exploration
                              Company) and the Polish Oil and
                              Gas Company, including appendix,
                              relating to joint study of area
                              of interest.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 1996             FRONTIER OIL EXPLORATION COMPANY


                                By:----------------------------------
                                   /s/ David N. Pierce, President